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                                                                   EXHIBIT 23(g)


        CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


        We hereby consent to all references to DLJ in the section captioned "Opinion of THI's Financial Advisor" of the Offer to Purchase and Consent Solicitation Statement of Conseco, Inc. which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we were "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                                DONALDSON, LUFKIN & JENRETTE
                                                  SECURITIES CORPORATION



                                                By: /s/ MARK K. GORMLEY
                                                    ---------------------------


New York, New York
December 11, 1996